                                AMENDMENT NO. 12

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2008, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Summit Fund effective April 30, 2008;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                     EFFECTIVE DATE OF ADVISORY AGREEMENT
------------------------------   ------------------------------------
AIM Capital Development Fund                  June 1, 2000
AIM Charter Fund                              June 1, 2000
AIM Constellation Fund                        June 1, 2000
AIM Diversified Dividend Fund               December 28, 2001
AIM Large Cap Basic Value Fund                June 1, 2000
AIM Large Cap Growth Fund                     June 1, 2000
AIM Summit Fund                              April 30, 2008

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                        ANNUAL RATE
----------                        -----------
First $350 million..............     0.75%
Over $350 million...............    0.625%

                                AIM CHARTER FUND

NET ASSETS                        ANNUAL RATE
----------                        -----------
First $150 million..............     0.80%
Over $150 million...............    0.625%

                             AIM CONSTELLATION FUND

NET ASSETS                        ANNUAL RATE
----------                        -----------
First $150 million..............     0.80%
Over $150 million...............    0.625%

                          AIM DIVERSIFIED DIVIDEND FUND

NET ASSETS                        ANNUAL RATE
----------                        -----------
First $350 million..............     0.60%
Next $350 million...............     0.55%
Next $1.3 billion...............     0.50%
Next $2 billion.................     0.45%
Next $2 billion.................     0.40%
Next $2 billion.................    0.375%
Over $8 billion.................     0.35%

                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                        ANNUAL RATE
----------                        -----------
First $ 1 billion...............     0.60%
Over $1 billion to and
   including $ 2 billion........    0.575%
Over $ 2 billion................     0.55%

                            AIM LARGE CAP GROWTH FUND

NET ASSETS                        ANNUAL RATE
----------                        -----------
First $250 million..............     0.695%
Next $250 million...............      0.67%
Next $500 million...............     0.645%
Next $1.5 billion...............      0.62%
Next $2.5 billion...............     0.595%
Next $2.5 billion...............      0.57%
Next $2.5 billion...............     0.545%
Over $10 billion................      0.52%

                                 AIM SUMMIT FUND

NET ASSETS                        ANNUAL RATE
----------                        -----------
First $10 million...............     1.00%
Over $10 million up to and
   including $150 million.......     0.75%
Over $150 million...............    0.625%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                         AIM EQUITY FUNDS


Attest: /s/ Stephen R. Rimes             By: /s/ John M. Zerr
        -------------------------------      -----------------------------------
        Assistant Secretary                  John M. Zerr
                                             Senior Vice President

(SEAL)


                                         INVESCO AIM ADVISORS, INC.


Attest: /s/ Stephen R. Rimes             By: /s/ John M. Zerr
        -------------------------------      -----------------------------------
        Assistant Secretary                  John M. Zerr
                                             Senior Vice President

(SEAL)